SUNBEAM CORPORATION

                     OFFER TO EXCHANGE COMMON STOCK AND
               11% SENIOR SECURED SUBORDINATED NOTES DUE 2011
                       FOR ALL ISSUED AND OUTSTANDING
      ZERO COUPON CONVERTIBLE SENIOR SUBORDINATED DEBENTURES DUE 2018

TO OUR CLIENTS:

        Enclosed for your consideration is an Offering Circular, dated July 11, 2000 (the "Offering Circular"), and the related Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of Sunbeam Corporation ("Sunbeam") to exchange up to 34,238,000 shares of common stock, par value $.01 per share, of Sunbeam and an aggregate principal amount at maturity of up to $348,422,000 of Sunbeam's 11% Senior Secured Subordinated Notes due 2011 for up to all of Sunbeam's issued and outstanding Zero Coupon Convertible Senior Subordinated Debentures due 2018 (the "Zero Debentures"), upon the terms and subject to the conditions described in the Offering Circular and the Letter of Transmittal.

        The Exchange Offer is subject to satisfaction or waiver of certain conditions that are described in the Offering Circular under the caption "The Exchange Offer - Conditions to the Exchange Offer."

        These materials are being forwarded to you as the beneficial owner of the Zero Debentures held by us for your account but not registered in your name. A TENDER OF THE ZERO DEBENTURES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

        Accordingly, we request instructions as to whether you wish us to tender on your behalf the Zero Debentures held by us for your account, pursuant to the terms and conditions set forth in the enclosed Offering Circular and Letter of Transmittal.

        Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Zero Debentures on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on August 7, 2000, unless the Exchange Offer is extended. Any Zero Debentures tendered pursuant to the Exchange Offer may be withdrawn at any time before the expiration of the Exchange Offer or at any time after September 5, 2000 if we have not accepted the tendered Zero Debentures for exchange by that date.

        Your attention is directed to the following:

        1.  The Exchange Offer is for any and all Zero Debentures.

        2. The Exchange Offer is subject to certain conditions set forth in the Offering Circular under the caption "The Exchange Offer - Conditions to the Exchange Offer."

        3. Any transfer taxes incident to the transfer of Zero Debentures from the holder to Sunbeam will be paid by Sunbeam, except as otherwise provided in Instruction 13 of the Letter of Transmittal.

        4. The Exchange Offer expires at 5:00 p.m., New York City time, on August 7, 2000, unless the Exchange Offer is extended.

        If you wish to have us tender your Zero Debentures, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER ZERO DEBENTURES.




                        INSTRUCTIONS WITH RESPECT TO
                             THE EXCHANGE OFFER


        The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the Exchange Offer made by Sunbeam Corporation with respect to its Zero Coupon Convertible Senior Subordinated Debentures due 2018.

        This will instruct you to tender the Zero Debentures held by you for the account of the undersigned, subject to the terms and conditions set forth in the Offering Circular and the related Letter of Transmittal.

        Please tender the Zero Debentures held by you for my account as indicated below:

               Zero Coupon Convertible Senior Subordinated Notes due 2018 $______ (Aggregate Principal Amount at Maturity of Zero Debentures)

               |_| Please do not tender any Zero Debentures held by you for my account.

               Dated:  _______________________ __, 2000


Signature(s):  _____________________________________________________________


Print Name(s) here:  _______________________________________________________


(Print Address(es)):  ______________________________________________________


(Area Code and Telephone Number(s)):  ______________________________________


(Tax Identification or Social Security Number(s)):  ________________________


        NONE OF THE ZERO DEBENTURES HELD BY US FOR YOUR ACCOUNT WILL BE TENDERED UNLESS WE RECEIVE WRITTEN INSTRUCTIONS FROM YOU TO DO SO. UNLESS A SPECIFIC CONTRARY INSTRUCTION IS GIVEN IN THE SPACE PROVIDED, YOUR SIGNATURE(S) HEREON SHALL CONSTITUTE AN INSTRUCTION TO US TO TENDER ALL THE ZERO DEBENTURES HELD BY US FOR YOUR ACCOUNT.